AMENDMENT TO THE
MANAGER DIRECTED PORTFOLIOS
TRANSFER AGENT SERVICING AGREEMENT

THIS AMENDMENT, dated as of December 2, 2021, to the Transfer Agent Servicing Agreement dated as of July 1, 2016, (the “Agreement”), is entered into by and between MANAGER DIRECTED PORTFOLIOS, a Delaware statutory trust (the “Trust”) and U.S. BANCORP FUND SERVICES, LLC, a Wisconsin limited liability company (“USBFS”).

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the parties desire to amend the series of the Trust to add the Greenspring Income Opportunities Fund and to amend the agreement to add the corresponding fee schedule; and

WHEREAS, Section 13 of the Agreement allows for its amendment by a written instrument executed by both parties.

NOW, THEREFORE, the parties agree to amend the Agreement as follows:

Exhibit L is hereby added to the Agreement and attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the date last written above.

MANAGER DIRECTED PORTFOLIOS	U.S. BANCORP FUND SERVICES, LLC
By:_/s/ Scott M. Ostrowski__________	By: /s/ Anita Zagrodnik
Name: Scott M. Ostrowski	Name: Anita Zagrodnik
Title: President	Title: Senior Vice President
Date: 12/13/2021	Date: 12/13/2021

Exhibit L- Manager Directed Portfolios Transfer Agent Servicing Agreement

Name of Series
Greenspring Income Opportunities Fund
Transfer Agent, Shareholder & Account Services Fee Schedule at December 2021
Annual Service Charges to the Fund*
$[ ] Base Fee per CUSIP- for first CUSIP in Fund Complex
$ [ ] Each additional class CUSIP in Fund Complex
$ [ ] per open direct account
$ [ ] per closed account - Closed (zero balance) Accounts
$ [ ]per NSCC open account
Annual Basis Point Fee per Fund Complex
Basis Points
[ ] on the balance
Services Included in Annual Basis Point Fee
■Telephone Calls
■Voice Response Calls
■Manual Shareholder Transaction & Correspondence
■Omnibus Account Transaction
■Daily Valuation/Manual 401k Trade
■Report Source - Client on-line access to fund and investor data. Includes set up and [ ] user Ids.
■NSCC System Interface
■Short-Term Trader Reporting - Software application used to track and/or assess transaction fees that are determined to be short-term trades.
■Excessive Trader - Software application that monitors the number of trades (exchanges, redemptions) that meet fund family criteria for excessive trading and automatically prevents trades in excess of the fund family parameters.
■12b-1 Aging - Aging shareholder account share lots in order to monitor and begin assessing 12b-1 fees after a certain share lot age.
Miscellaneous Expenses
All other miscellaneous fees and expenses, including but not limited to the following, will be separately billed as incurred:
Telephone toll-free lines, mailing, sorting and postage, stationery, envelopes, service/data conversion, AML verification services, special reports, record retention, lost shareholder search, disaster recovery charges, ACH fees, Fed wire charges, NSCC activity charges, DST charges, shareholder/dealer print out (daily confirms, investor statements, tax, check printing and writing and commissions), voice response (VRU) maintenance and development, data communication and implementation charges, specialized programming, omnibus conversions, travel, excess history, FATCA and other compliance mailings, electronic document archiving.
Additional Services
Additional services not included above shall be mutually agreed upon at the time of the service being added. Digital Investor shareholder e-commerce, FAN Mail electronic data delivery, Vision intermediary e-commerce, client Web data access, recordkeeping application access, programming charges, training, cost basis reporting, investor email services, dealer reclaim services, literature fulfillment, money market fund service organizations, charges paid by investors, CUSIP setup, CTI reporting, sales reporting & Rule 22c-2 reporting (MARS), electronic statements (Informa), EConnect Delivery, Shareholder Call review analysis, statement support, dealer/fund merger events, NAV reprocessing, voluntary state withholdings and additional services mutually agreed upon.
In addition to the fees described above, additional fees may be charged to the extent that changes to applicable laws, rules or regulations require additional work or expenses related to services provided (e.g., compliance with new liquidity risk management and reporting requirements).

* Subject to annual CPI increase - All Urban Consumers - U.S. City Average index, provided that the CPI adjustment will not decrease the base fees (even if the cumulative CPI rate at any point in time is negative).
Fees are calculated pro rata and billed monthly.

The monthly fee for an open account shall be charged in the month during which an account is opened through the month in which such account is closed. The monthly fee for a closed account shall be charged in the month following the month during which such account is closed.

Exhibit L- Manager Directed Portfolios Transfer Agent Servicing Agreement

Additional Available Services
(These services will not be billed for, unless selected)
Transfer Agent, Shareholder & Account Services Fee Schedule
Qualified Plan Fees
■$ [ ] per qualified plan account or Coverdell ESA account (Cap at $[ ] per SSN)
■$ [ ] per transfer to successor trustee
■$ [ ] per participant distribution (Excluding SWPs)
■$ [ ] per refund of excess contribution
■$ [ ] per reconversion/recharacterization
Additional Shareholder Paid Fees
■$ [ ] per outgoing wire transfer or overnight delivery
■$ [ ] per telephone exchange
■$ [ ] per return check or ACH or stop payment
■$ [ ]per statement year requested per account (This fee applies to research requests for statements older than the prior year)

Digital Investor
Shareholder account access through the internet. Shareholders can securely access account information, conduct financial transactions, and perform account maintenance activities. Electronic document delivery is also available as an adjunct service. Digital Investor includes user interface which caters to a full range of connected devices, including tablets and smart phones. The standard implementation comes with advanced authentication, eCommerce inspired workflows, and a base package of transaction and maintenance functionality.

■Implementation
•$ [ ]- per fund group, Inquiry only - no transaction capabilities
•$ [ ] per fund group, base transactional and maintenance functionality
•Three year minimum term

■Annual Fee - Based on Login Volume
•$[ ] - Up to [ ]
•$ [ ] - [ ] - [ ]
•$ [ ]- [ ]+

■Activity Fees:
•$ [ ] per event, per login
•$ [ ] per event, Login Challenge (email or SMS Text)
•$ [ ] per event, Inquiry
•$ [ ] per event, Account Maintenance
•$ [ ] per event, Transaction - financial transactions, duplicate statements requests, etc.
•$ [ ] per event, New Account Set-up
•[ ] per event, Bank Verification Attempt

Optional features with additional implementation fees and ongoing fees are available. A full feature list and quote is available upon request.
FAN Mail
Financial planner mailbox provides transaction, account and price information to financial planners and small broker/dealers for import into a variety of financial planning software packages.
•Base Fee Per Management Company – file generation and delivery – $[ ] per year
•Per Record Charge
•Rep/Branch/ID – $[ ]

•Dealer – $[ ]
•Price Files – $[ ]per record or $[ ] per user per month, whichever is less

Vision Electronic Statement Services
■Account inquiry
•$ [ ] per event Inquiry
•$ [ ] per month per ID Vision ID

•Transaction Processing*
•$ [ ] per Management Company Implementation Fee
•$ [ ] per event Transaction - purchase, redeem, and exchange
•$ [ ] per month Monthly Minimum Charge

■Electronic Statements*
•$ [ ] per fund group Implementation
•$ [ ] per image Load charges
•$ [ ] per document Archive charge (for any image stored beyond [ ] years)

*Vision ID and event charges also apply.
■Threatmetrix Services: MFA Annual Product Fee
•$ [ ] Monthly, $ [ ]Annually - Below [ ] IDs
•$ [ ] Monthly, $ [ ] Annually - [ ]-[ ] IDs
•$ [ ] Monthly, $ [ ] Annually - [ ] IDs and above
■STAT - Statement and Tax Form Storage & Retrieval
•$ [ ] per user Setup
•$ [ ] per user per month Support
Additional Data Delivery Services
■Ad Hoc/Power Select File Development
•$ [ ] per file Standard ad-hoc select
•$ [ ] per hour consultation and programming development for Custom coded data for recurring, scheduled delivery
•$ [ ] per file per month for recurring files/reports scheduled for delivery via Report Source - Support Charges
•Recurring files scheduled for delivery via Report Source.

■Custom Electronic File Exchange (MFS delivery of standard TIP files)
•$ [ ] one-time fee to Setup
•$ [ ] per file per month, Support

■File Delivery to Alternate Sales Reporting Provider
•$ [ ] one-time fee to Setup
•$ [ ] per file per month Maintenance Fee

Recordkeeping Application Access
■Internet VPN - Infrastructure to allow for application accessibility to host systems and file transfers
•$ [ ] implementation
•$ [ ] per month

■Physical Network - Infrastructure to allow for application accessibility to host systems and file transfers
•Cost varies depending upon location and bandwidth

■TA2000 3270 Emulation (Mainframe Green Screen) - Account inquiry and ability to perform financial transactions or account maintenance depending upon user access.
•$ [ ] implementation

•$ [ ] per ID per month

■TA2000 Desktop (Graphic User Interface to the TA2000 Mainframe) - Account inquiry and ability to perform financial transactions or account maintenance depending upon user access provisioning.
•$ [ ] implementation
•$ [ ] per ID per month

■TA2000 SmartDesk (Web Application to TA2000 Mainframe) - Account inquiry only.
•$ [ ]implementation
•$ [ ] per ID per month

■Automated Work Distributor (AWD) - Image and workflow application.
•$[ ] implementation
•$ [ ] per ID per month

■Same Day Cash Management (SDCM) - Fund level transaction and cash reporting.
•$ [ ] implementation
•$ [ ] per ID per month

■PowerSelect - SQL database used for ad hoc reporting from the shareholder recordkeeping system.
•$ [ ] per month

Programming Services
■$ [ ] per hour (subject to change)

■Charges incurred for customized services based upon fund family requirements including but not limited to:
•Fund Setup programming (transfer Agent system, statements, options, etc.)
•Customized service development
•Voice response system setup (menu selections, shareholder system integration, testing, etc.)
•All other client specific customization and/or development services

Literature Fulfillment Services
■Account Management/Database Administration
•$ [ ] per month
•$ [ ] per SKU - Receiving
•$ [ ] per order - Order Processing
•$ [ ] per month per location - Skid Storage
•$ [ ] per SKU - Disposal

■Inbound Tele servicing Only
•$ [ ] per month Account Management (OR)
•$ [ ] per call, Call Servicing

■Lead Source Reporting
•$ [ ] per month

■Closed Loop Reporting
•$ [ ] per month, Account Management
•$ [ ] per fund group, Database Installation, Setup

■Miscellaneous Expenses
•Included but not limited to specialized programming, kit and order processing expenses, postage, and printing.

Shareholder Call Review Analysis
Includes Call Sampling sent securely to client and Reporting of internal representative reviews.
•$[ ] per Month
Fund Event* Services
•Programming & File Delivery – $[ ]/hour
•Project Management/Analysis – $[ ]/hour
•Account Data Retention – $[ ]/account/month until purged*
•CUSIP Data Retention – $[ ]/CUSIP/month until purged*

*Fund Event are defined as Fund Liquidations, De-conversions, Mergers, Fully History Conversions (Manual and Systematic) and Non-Taxable Reorganizations (into U.S. Bank or out to another Transfer Agent) *FINCEN regulations require account retention for [ ] months following closing. Data is purged the first July after retention requirements have been fulfilled.

CUSIP Setup
•CUSIP Setup beyond the initial CUSIP – $[ ] per CUSIP
•Expedited CUSIP Setup – $[ ] per CUSIP (Less than [ ] days)
Fund Characteristic Change
•Fund Name Change – $[ ] per fund/ per change
•Fund CUSIP Change – $[ ] per fund/ per change

Standard MARS Version 8i Implementation Cost
■$ [ ] - $ [ ] MARS Sales Reporting Module, CRM Module or 22c-2 Compliance Module (Includes up to one year of DST/TA2000 data)
Standard MARS Version 8i Products & Services (Monthly fees)
■$ [ ] MARS Sales & Compliance Reporting (Includes 1 Sale & 1 Compliance Users)
■$ [ ] MARS Sales Reporting (Includes 1 Sales Users)
■$ [ ] MARS 22c-2 Compliance (Includes 1 Compliance Users)

Basic support includes file import assistance, database query requests, compliance report monitoring/review/analysis (only with compliance module), and business requirement analysis. Additional Enhanced Services support can be negotiated. Any System Upgrades & Enhancements (quoted separately through a Statement of Work). Base includes initial four dealer interfaces plus DST. Each additional interface requires a setup fee and monthly maintenance fee. Storage allocation includes initial 10GB of data. Each additional 1GB of storage space is $ 50 per month
Standard MARS System Setup & Implementation Costs
■$ [ ] - SalesForce.com Integration
■$ [ ] - Custom Data Interface
■$ [ ] - Omni SERV Setup
■$ [ ]- Standard Interface
■$ [ ] - Additional Omni SERV Interface
Standard MARS Licenses (Monthly Fee Per User)
■$ [ ] - Sales Reporting
■$ [ ] - 22c-2 Compliance
■$ [ ] - CRM
■$ [ ] - SFDC
MARS Training (in-person):
■$ [ ] /day plus travel and out-of-pocket expenses.
Data scrubbing/Transaction cleaning (daily cleaning of firm, office and rep information):
Transaction cleaning Fees:
Below fees are based on Monthly Transaction Volume

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Additional Products & Services (Quoted Separately):
CFG Fulfillment, Customer/Account Module, Document Management, Exact Target, iPad/iPhone, Mapping Integration, Merrill Lynch (Compliance Only), Profiling, Market Metrics, Team Buying Units and RIA Monthly Load.

The implementation fee will be charged the month following the signed statement of work. Monthly Billing commences once you are live on the MARS system. A project plan will be put in place to clean all historical transactions once live on the MARS system. This will take several months to complete. The system will need one month of testing and report setup after go-live. This statement of work is valid for 60 days from the date requested. Once signed this agreement is binding for two years. MARS pricing does not include any fees imposed by intermediaries such as OmniServ
MARS Lite Implementation Cost - Eligibility Based on AUM and Transaction Size
■$ [ ] - MARS Lite Base Sales Reporting Only (Includes up to one year of DST/TA2000 data)
MARS Lite Products & Services (Monthly fees )
■$ [ ] MARS Sales & Compliance Reporting
■$ [ ] MARS Sales Reporting Only
■$ [ ] MARS 22c-2 Compliance Only

Once an AUM of $[ ]has been reached client must transition to a Standard MARS environment. Additional fees will be negotiated. After an AUM range is surpassed, the monthly services fee would not decrease regardless of negative fluctuations.
Basic support includes file import assistance, database query requests, compliance report monitoring/review/analysis (only with compliance module), and business requirement analysis. Additional Enhanced Services support can be negotiated. Any System Upgrades & Enhancements (quoted separately through a Statement of Work). Base includes initial two dealer interfaces plus DST. Each additional interface requires a setup fee and monthly maintenance fee. Storage allocation includes initial [ ] of data. Each additional [ ] of storage space is $[ ] per month. No CRM real-time integration. There is no system access with MARS Lite.
Additional MARS Lite System Setup & Implementation Costs (One-time fee)
■$ [ ] - Custom Data Interface
■$ [ ] - Additional OmniSERV Setup ($[ ] Monthly)
■$ [ ] - Standard DCIO Interface Setup ($[ ] Monthly)
■$ [ ] - Standard Interface Setup ($[ ] Monthly)
Data scrubbing/Transaction cleaning (daily cleaning of firm, office and rep information):
Transaction cleaning Fees:
Below fees are based on Monthly Transaction Volume
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The implementation fee will be charged the month following the signed statement of work. Monthly Billing commences once you are live on the MARS system. A project plan will be put in place to clean all historical transactions once live on the MARS system. This will take several months to complete. The system will need one month of testing and report setup after go-live. This statement of work is valid for [ ] days from the date requested. Once signed this agreement is binding for [ ] years. MARS pricing does not include any fees imposed by intermediaries such as OmniServ. To qualify for MARS Lite a fund's AUM must be under [ ]dollars. Once a client has reached and AUM of $[ ] billion in the MARS Lite environment a separate Work Order will be required to transition to a Standard MARS environment. There may be fees associated with this transition. eCDLY will load shareowner daily confirmations (financial transactions only, does not include maintenance confirmations) and send notification to consented shareowners of a new document to view.
■$[ ] per statement, Document Loading, Storage, and Access
■$ [ ] per suppressed statement, Document Consent Processing, Suppression, and Notification
■$ [ ] initial setup fee, Development & Implementation of Electronic Confirm Statements
Electronic Investor Statement Presentation
eStatements will load shareowner investor statements in a PDF format and send notification to the consented shareowners of a new document to view.
■$ [ ] per statement, Document Loading, Storage, and Access
■$ [ ] per suppressed statement, Document Consent Processing, Suppression, and Notification
■$ [ ] initial setup fee, Development & Implementation of Electronic Investor Statements
Electronic Tax Presentation
eTax will load TA2000 tax forms and send notification to the consented shareowners of a new document to view.
■$ [ ] per statement, Document Loading, Storage, and Access
■$ [ ] per suppressed statement, Document Consent Processing, Suppression, and Notification
■$ [ ] initial setup fee, Development & Implementation of Electronic Tax Statements
Electronic Compliance Presentation
eCompliance allows consented users to receive an email containing a link to the respective compliance material for each compliance run.
■$ [ ] per suppressed statement, Document Consent Processing, Suppression, and Notification
■$ [ ] initial setup fee, Development & Implementation of Electronic Compliance Documents -
Related Digital Investor Fees
■$ [ ] per transaction, View Consent Enrollment
■$ [ ] per transaction, Consent Enrollment
■$ [ ] per view, View Statements
Notes:
■Statements presented as PDF documents
■Statements will be loaded for all accounts, regardless of consent
■Three-year minimum term
■Storage for two years included in Document Loading, Storage and Access fee. Archive fee of $[ ]per document per year for three years and greater, if desired
Digital Investor customization charges apply
Acknowledged by:

Corbyn Investment Management, Inc.

By: _/s/ Elizabeth Agresta Swam_____________________

Printed Name and Title: _ Elizabeth Agresta Swam________ Date: _12/8/2021_______